1



                                          EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement") is entered into by and between ARC Capital, a California corporation, or its successor in the operation in the business of Ventek, Inc., acquired by ARC Capital on July 24, 1996, (the "Company") and _______________________ (the "Executive"), as of the 24th day of July, 1996.

         I.       RECITAL.

          WHEREAS,   the   Company   desires   to  employ   the   Executive   as
- -------------------------------------------,

                  NOW, THEREFORE, the Company and the Executive desire to set forth in this Agreement the terms and conditions of the Executive's employment with the Company.

         II.      EMPLOYMENT.

                  The Company hereby employs the Executive and the Executive hereby accepts such employment, upon the terms and conditions hereinafter set forth, from July 24, 1996, to and including July 23, 2001. This Agreement shall be automatically renewed for one additional year unless the Executive or the Company gives notice to the other, in writing, at least 30 days prior to the expiration of this Agreement, of its or his desire to terminate this Agreement or modify its terms.

         III.     DUTIES.

                  A. The Executive shall serve during the course of his employment as _____________________________________________ of the Company and
shall have such other similar duties and responsibilities as the Board of Directors of the Company shall determine from time to time.

                  B. The Executive agrees to devote substantially all of his time, energy and ability to the business of the Company and shall not be involved in the operations or management of any other business which would interfere with the Executive's performance of his duties and obligations hereunder. Nothing herein shall prevent the Executive, upon written approval of the Board of Directors of the Company, from serving as a director or trustee of other corporations or businesses which are not in competition with the business of the Company or in competition with any present or future affiliate of the Company.

                    C. For the term of this Agreement, the Executive shall report to the Chief Executive Officer of the Company.

                    D.  The  Executive  shall  not,   without  specific  written
approval of the Company's Board of Directors or ARC's Chief Executive Officer, do or purport to do any of the following:

                         1. Borrow money, execute guarantees or obtain credit in
any amount in the name of or on behalf of the Company.

                    2. Permit any customer of the Company to become indebted to the Company, except in the ordinary course of business consistent with prudent business practices and with the Company's policies and procedures as established from time to time and made known to Employee.

         IV.      COMPENSATION.

                    A. Base Salary. The Company shall pay the Executive a base salary at the rate of $150,000 per year. Such salary shall be earned monthly and shall be payable in periodic installments no less frequently than monthly in accordance with the Company's customary practices. Amounts payable shall be reduced by standard withholding and other authorized deductions.

                    B. Welfare Benefit Plans. The Executive shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company to the extent applicable generally to other peer executives of the Company.

                    C. Expenses. The Executive shall be entitled to receive prompt reimbursement for all reasonable employment expenses incurred by him in accordance with the policies, practices and procedures as in effect generally with respect to other peer executives of the Company.

                    D. Fringe Benefits. The Executive shall be entitled to fringe benefits in accordance with the plans, practices, programs and policies as in effect generally with respect to other peer executives of the Company.

                    E. Vacation. The Executive shall be entitled to paid vacation of three weeks per year.

                    F. Automobile Allowance. The Executive shall be entitled to a monthly automobile allowance of $375.

         V.       TERMINATION.

                  A. Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death. If the Company determines in good faith that disability of the Executive has occurred (pursuant to the definition of Disability set forth below), it may give to the Executive written notice of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the day of the receipt of such notice by the Executive. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from his duties with the Company on the basis provided in this agreement for a period of 3 months as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or his legal representative. "Incapacity" as used herein shall be limited only to such Disability which substantially prevents Company from availing itself of the services of the Executive.

                  B. Cause. The Company may terminate the Executive's employment for Cause. For purposes of this Agreement, "Cause" shall mean that the Company, acting in good faith based upon the information then known to the Company, determines that the Executive has: (1) committed an act of fraud upon, or an act evidencing material dishonesty toward the Company; or (2) been convicted of a felony, which conviction through lapse of time or otherwise is not subject to appeal; or (3) willfully refused to perform material required duties and responsibilities or performed them with gross negligence or willful misconduct.

                    C. Obligations of the Company upon Termination Based upon Death or Disability or Cause.

                         1. Death or Disability.  If the Executive's  employment
is terminated by reason of the Executive's Death or Disability, this Agreement shall terminate without further obligations to the Executive or his legal representatives under this Agreement, other than for (a) payment of the sum of
(i) the Executive's annual base salary through the date of termination to the extent not theretofore paid and (ii) reasonable employment expenses, as provided herein, through the date of termination to the extent not theretofore paid and
(iii) any accrued vacation pay to the extent not theretofore paid (the sum of the amounts described in clauses (i), (ii) and (iii) shall be hereinafter referred to as the "Accrued Obligations"), which shall be paid to the Executive or his estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the date of the termination and (b) payment to the Executive or his estate or beneficiary, as applicable, any amounts due pursuant to the terms of any applicable welfare or pension benefit plans.

                         2. Cause. If the  Executive's  employment is terminated
by the Company for Cause, this Agreement shall terminate without further obligations to the Executive other than for the timely payment of Accrued Obligations and any amounts due pursuant to the terms of any applicable welfare or pension benefit plans.

                  D. Obligations of the Company upon Termination without Cause. If the Executive's employment is terminated by the Company other than for cause, then the Company shall pay Executive the Accrued Obligations and, in addition, if the Executive is terminated before the third anniversary date hereof, shall pay the Executive an amount equal to his base salary in equal monthly installments until such third anniversary date (the "Termination Period"). In addition, the Company shall continue to pay the Executive's health and medical benefits for the Termination Period, after which time the Executive will be entitled to pursue, at the Executive's cost, applicable COBRA benefits. If the Company terminates Executive's employment other than for cause, then the prohibition placed on Executive pursuant to Section VIII herein shall cease at the end of the Termination Period.

                  E. Foreclosure under Pledge and Security Agreement. In the event Ventek or its successors exercise their rights to foreclose pursuant to that certain Pledge and Security Agreement dated July 24, 1996, among ARC Capital, ARC Subsidiary, Inc., an Oregon corporation, Ventek, Inc., an Oregon corporation, and Solin & Associates, P.C., all payment obligations of the Company shall cease from the date of foreclosure.

         VI.      ARBITRATION.

                  Any controversy or claim arising out of or relating to this Agreement, its enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, shall be submitted to arbitration, to be held in Medford, Oregon in accordance with the rules and procedures of the American Arbitration Association. In the event either party institutes arbitration under this Agreement, the costs and expenses of such arbitration (including counsel fees) shall be borne by each of the parties, or as the arbitrator(s) may determine at the request of either party.

         VII.     CONFIDENTIAL INFORMATION.

                  The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during his employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or his representatives in violation of this Agreement). After termination of the Executive's employment with the Company, he shall not, without the prior written consent of the Company, or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

         VIII.    NON COMPETITION.

                  Subject to Section V. D. above, the Employee agrees that, for the duration of this Agreement and for a period of 36 months following termination of employment, Employee shall not, directly or indirectly: (i) conduct, participate or engage in any business anywhere in the world that is competitive with the business of the Company as then conducted; (ii) sell to or solicit purchases of customers (other than for the Company) who were customers of the Company or any affiliated company; or (iii) initiate any contact with any employee of the Company for the purpose of hiring such employee in any capacity either for his own benefit or purposes or for the benefit or purposes of any other person or entity.

         IX.      SUCCESSORS.

                    A. This Agreement is personal to the Executive and shall not, without the prior written consent of the Company, be assignable by the Executive.

                  B. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and any such successor or assignee shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" and "assignee" shall include (i) any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires the stock of the Company or to which the Company assigns this Agreement by operation of law or otherwise, and (ii) the ARC Subsidiary (as that term is defined in that certain Asset Purchase Agreement dated July 1, 1996, between the Company and Ventek, Inc.

         X.       WAIVER.

                  No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

         XI.      REMEDIES.

                  A. Employee acknowledges that breach of the obligations imposed by this Agreement will cause irreparable harm to the Company and, in that event, if Employee fails to abide by these obligations, the Company will be entitled to specific performance, including immediate issuance of temporary restraining order or preliminary injunction enforcing this Agreement, and to judgment for damages caused by Employee's breach, and to other remedies provided by applicable law.

                  B. The Employee acknowledges that a remedy at law for any breach or attempted breach of this Agreement may be inadequate and the Employee covenants and agrees not to oppose any demand for specific performance and injunctive and other equitable relieve in case of any such breach or attempted breach.

         XII.     MODIFICATION.

                  This Agreement may not be amended or modified other than by a written agreement executed by the Executive and the Board of Directors of the Company.

         XIII.    SAVINGS CLAUSE.

                  If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

         XIV.     COMPLETE AGREEMENT.

                  This instrument constitutes and contains the entire agreement and understanding concerning the Executive's employment and the other subject matters addressed herein between the parties, and supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters hereof. This is an integrated document.

         XV.      GOVERNING LAW.

                  This Agreement shall be deemed to have been executed and delivered within the State of Oregon, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of Oregon without regard to principles of conflict of laws.

         XVI.     CONSTRUCTION.

                  Each party has cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter.

                  The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

         XVII.    COMMUNICATIONS.

                  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or if mailed by registered or certified mail, postage prepaid, addressed to the Executive at __________________________________________, or
addressed to Ventek, Inc. Board of Directors, c/o ARC Capital at 2067 Commerce Road, Medford, Oregon 97504. Any party may change the address at which notice shall be given by written notice given in the above manner.

         XVIII.   EXECUTION.

                  This Agreement is being executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

         XIX.     LEGAL COUNSEL.

                  The Executive and the Company recognize that this is a legally binding contract and acknowledge and agree that they have had the opportunity to consult with legal counsel of their choice.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ARC CAPITAL                                       EXECUTIVE



By:



Its: